Exhibit 5.1

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939 • FACSIMILE: +1.216.579.0212

November 15, 2018

MPLX LP

200 E. Hardin Street

Findlay, Ohio 45840

Re:	$750,000,000 of 4.800% Senior Notes due 2029 of MPLX LP

$1,500,000,000 of 5.500% Senior Notes due 2049 of MPLX LP

Ladies and Gentlemen:

We are acting as counsel for MPLX LP, a Delaware limited partnership (the “Partnership”), in connection with the issuance and sale of (i) $750,000,000 aggregate principal amount of the Partnership’s 4.800% Senior Notes due 2029 (the “2029 Notes”) and (ii) $1,500,000,000 aggregate principal amount of the Partnership’s 5.500% Senior Notes due 2049 (together with the 2029 Notes, the “Notes”), pursuant to the Underwriting Agreement, dated November 7, 2018, among the Partnership, MPLX GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, acting as representatives of the several underwriters named therein. The Notes will be issued pursuant to an indenture, dated as of February 12, 2015 (as amended, supplemented or otherwise modified to the date hereof, the “Base Indenture”), between the Partnership and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Thirteenth Supplemental Indenture, dated as of the date hereof (the “Thirteenth Supplemental Indenture”), between the Partnership and the Trustee and the Fourteenth Supplemental Indenture, dated as of the date hereof (together with the Thirteenth Supplemental Indenture and the Base Indenture, the “Indenture”), between the Partnership and the Trustee.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Notes constitute valid and binding obligations of the Partnership.

For the purposes of the opinion expressed herein, we have assumed that (i) the Trustee has authorized, executed and delivered the Indenture, (ii) the Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and (iii) the Indenture is the valid, binding and enforceable obligation of the Trustee.

ALKHOBAR • AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS • DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID • MELBOURNE • MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MOSCOW • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH • RIYADH SAN DIEGO • SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

MPLX LP

November 15, 2018

The opinion expressed herein is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of the officers and other representatives of the General Partner and others.

The opinion expressed herein is limited to the Delaware Revised Uniform Limited Partnership Act and the laws of the State of New York, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Partnership and incorporated by reference into the Registration Statement on Form S-3 (Registration No. 333-220267) (the “Registration Statement”), filed by the Partnership to effect the registration of the Notes under the Securities Act of 1933 (the “Act”) and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day